Exhibit 4.1

CORPORATE ACCESS NUMBER

20588449

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

AMALGAMATION

TESCO CORPORATION

IS THE RESULT OF AN AMALGAMATION FILED ON DECEMBER 1, 1993.

Registrar of Corporations

BUSINESS CORPORATIONS ACT	FORM 9
(SECTION 179)

Alberta	ARTICLES OF AMALGAMATION

1. NAME OF AMALGAMATED CORPORATION: Tesco Corporation	2. CORPORATE ACCESS NO. 20588449

3. THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE. The attached Schedule I is incorporated into and forms part of this form.

4. RESTRICTIONS IF ANY ON SHARE TRANSFERS: None.

5. NUMBER (OR MINIMUM AND MAXIMUM NUMBER) OF DIRECTORS. Minimum 3 - Maximum 9.

6. RESTRICTION IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON: None.

7. OTHER PROVISIONS IF ANY: The attached Schedule 2 is incorporated into and forms part of this form.

8. NAME OF AMALGAMATING CORPORATIONS	CORPORATE ACCESS NO.

Shelter Oil & Gas Ltd. Coexco Petroleum Inc. Forewest Industries Ltd. Tesco Corporation	20229470 20287444 20354184 20578749

SCHEDULE I

The Corporation is authorized to issue:

(a)	One class of shares, to be designated as “First Preferred Shares”, issuable in series, in an unlimited number;

(b)	One class of shares, to be designated as “Second Preferred Shares”, issuable in series, in an unlimited number; and

(c)	One class of shares, to be designated as “Common Shares”, in an -unlimited number;

such shares having attached thereto the following rights, privileges, restrictions and conditions:

1.	The First Preferred Shares as a class shall carry and be subject to the following preferences, rights, privileges, restrictions, conditions and limitations:

(a)	the directors of the Corporation may at any time and from time to time issue the First Preferred Shares in one or more series, each series to consist of such number of shares as, before issuance thereof, may be determined by the directors. The number of shares in any series may, from time to time, be increased by the directors upon compliance with the same conditions as are applicable to the issue of First Preferred Shares in a new series;

(b)	the directors of the Corporation may at any time and from time to time, by resolution before issuance, fix, subject to the provisions hereof, the designation and the preferences, rights, privileges, restrictions, conditions and limitations to attach to the First Preferred Shares of each series including, if applicable, the rate of preferential dividends, the dates of payment thereof, the redemption price, terms and conditions of redemption, the rights of conversion to other classes of capital of the Corporation, and any sinking fund, rights of purchase of First Preferred Shares by the Corporation or other provisions or limitations to attach to the First Preferred Shares of such series; the whole subject to the preferences, rights, privileges, restrictions, conditions and limitations attaching to the First Preferred Shares as a class;

(c)	the First Preferred Shares of each series shall rank on a parity with the First Preferred Shares of every other series (except for sinking funds or purchase funds established for a particular series) unless the resolution of the directors of the Corporation establishing any particular series shall expressly provide that such series shall be subordinate in any respect therein specified to any prior series of First Preferred Shares theretofore issued and outstanding or to all or any subsequent series of First Preferred Shares; provided, however, that no rights, privileges, restrictions or conditions attached to a series of First Preferred Shares shall confer on the shares of a series a priority in respect of voting, dividends or return of capital over the shares of any other series of First Preferred Shares that are then outstanding; and also provided that if any cumulative dividends or amounts payable on return of capital in respect of a series of First Preferred Shares are not paid in full, the shares of all series of First Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital;

(d)	the First Preferred Shares of each series shall be entitled to preference over the Second Preferred Shares and the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the First Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, and may also be given such other preferences over the Second Preferred Shares and the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the First Preferred Shares as may be fixed in the case of each such series;

(e)	subject to the provisions relating to any particular series theretofore issued and subject to the rights, restrictions, conditions and limitations attaching to the First Preferred Shares as a class, First Preferred Shares of any series may be made subject to redemption at such times and at such prices and upon such terms and conditions as may be specified in the preferences, rights, privileges, restrictions, conditions and limitations attaching to the First Preferred Shares of such series as set forth in the said resolution of the directors of the Corporation. First Preferred Shares redeemed or purchased by the Corporation shall either be cancelled or restored to the status of authorized but unissued, as determined by the directors;

(f)	First Preferred Shares of any series shall not be redeemed nor shall any funds of the Corporation be applied in the purchase of First Preferred Shares of any series, whether through the operation of a sinking fund, purchase fund or otherwise, unless at the time of such redemption or purchase all accrued and unpaid dividends, if any, on all outstanding First Preferred Shares, Second Preferred Shares, and any other shares of the Corporation ranking junior to the First Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, shall have been declared and paid, or funds in respect thereof set aside for that purpose;

(g)	the holders of the First Preferred Shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or of bonds, debentures or other securities of the Corporation now or hereafter authorized except pursuant to conversion rights, if any, attaching to any of the First Preferred Shares;

(h)	no class of shares may be created ranking as to return of capital or payment of dividends prior to, or on a parity with, the First Preferred Shares without the approval of the holders of the First Preferred Shares given as hereinafter specified;

(i)	the preferences, rights, privileges, conditions, restrictions, limitations and prohibitions attaching to the First Preferred Shares as a class shall not be deleted or varied without, but may be deleted or varied with, the approval of the holders of the First Preferred Shares given by a resolution passed by a majority of not less than two-thirds of the votes cast at a meeting duly called for that purpose and held upon not less than 21 days notice. On every poll taken at every such meeting, every holder of First Preferred Shares shall be entitled to one vote in respect of each First Preferred Share held. The formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the By-laws of the Corporation with respect to meetings of shareholders;

(j)	the holders of First Preferred Shares, as such, shall not be entitled (except as provided in paragraph (i).and as hereinafter specifically provided) to receive notice of or to attend any meetings of the shareholders of the Corporation or to vote at any such meetings; provided however, that if from time to time or at any time eight quarterly, four semi-annual, or two annual dividends on the First Preferred Shares of any one series shall remain unpaid whether or not consecutive and whether or not such dividends have been declared and whether or not there are any moneys of the Corporation properly applicable to the payment of dividends; thereafter so long as any dividends on any First Preferred Shares remain in arrears, the holders of the First Preferred Shares of all series shall be entitled, voting separately and exclusively as a class, to elect two members of the board of directors of the Corporation, and such rights shall continue until all arrears of dividends on all First Preferred Shares shall have been paid. Notwithstanding anything contained. in the By-laws of the Corporation, the term of office of all persons who may be directors of the Corporation at any time when the right to elect directors shall accrue to the holders of First Preferred Shares as herein provided, or who may be appointed as directors thereafter and before a meeting of shareholders shall have been held, shall terminate upon the close of the next annual general meeting of shareholders following their election or at a general meeting of shareholders which may be held for the purpose of electing directors at any time after the accrual of such right to elect directors and which shall be called by the Secretary of the Corporation upon the written request of the holders of record of at least five (5%) percent of the outstanding First Preferred Shares. In default of the calling of such general meeting by the Secretary within 15 days after the slaking of such request, such meeting may be called by any holder of record of First Preferred Shares. Any vacancy or vacancies occurring among members of the board of directors elected to represent the holders of First Preferred Shares in accordance with the foregoing provisions may be filled by the board of directors with the consent and approval of any remaining director elected to represent the holders of the First Preferred Shares. Whether or not such vacancy or vacancies is or are so filled by the board of directors, the holders of record of at least five (5%) percent of the outstanding First Preferred Shares shall have the right to require the Secretary of the Corporation to call a meeting of the holders of First Preferred Shares for the purpose of filling the vacancy or vacancies or replacing all or any of the persons elected or appointed to fill such vacancy or vacancies and the provisions of the last preceding paragraph shall apply with respect to the calling of any such meeting. Notwithstanding anything contained in the By-laws of the Corporation: (i) upon any termination of the rights of the holders of the First Preferred Shares to elect or appoint two members of the board of directors, the term of office of the directors elected or appointed to represent the holders of First Preferred Shares shall forthwith terminate; and (ii) the holding of at least one First Preferred Share shall be necessary to qualify a person for election or appointment as a director of the Corporation to represent the holders of First Preferred Shares;

(k)	for the purpose of the foregoing provisions and the provisions of any particular series of First Preferred Shares the expressions “accrued and unpaid dividends” and “accumulations” mean an amount computed at the rate of fixed cumulative dividends, if any, attaching to the First Preferred Shares of a series as though dividends on such shares had been accruing on a day to day basis in accordance with the terms thereof to the date to which the computation of accrued and unpaid dividends is to be made, after deducting all dividend payments made on such First Preferred Shares of such series to such date; and the expressions “in priority to”, “on parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of its assets among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary; and

(l)	the provisions of paragraphs (a) to (k) hereof, inclusive, and the provisions of this paragraph (1) may be repealed, altered, modified, amended or amplified but only in accordance with any requirements of the Business Corporations Act (Alberta), or any Act of the said Province enacted in substitution therefor or in addition thereto applicable to the Corporation, and with any amendments to any such Act from time to time.

2.	The Second Preferred Shares as a class shall carry and be subject to the following preferences, rights, privileges, restrictions, conditions and limitations:

(a)	the directors of the Corporation may at any time and from time to time issue the Second Preferred Shares in one or more series, each series to consist of such number of shares as, before issuance thereof, may be determined by the directors. The number of shares in any series may, from time to time, be increased by the directors upon compliance with the same conditions as are applicable to the issue of Second Preferred Shares in a new series;

(b)	the directors of the Corporation may at any time and from time to time, by resolution before issuance, fix, subject to the provisions hereof, the designation and the preferences, rights, privileges, restrictions, conditions and limitations to attach to the Second Preferred Shares of each series including, if applicable, the rate of preferential dividends, the dates of payment thereof, the redemption price, terms and conditions of redemption, the rights of conversion to other classes of capital of the Corporation, and any sinking fund, rights of purchase of Second Preferred Shares by the Corporation or other provisions or limitations to attach to the Second Preferred Shares of such series; the whole subject to the preferences, rights, privileges, restrictions, conditions and limitations attaching to the Second Preferred Shares as a class;

(c)	the Second Preferred Shares of each series shall rank on a parity with the Second Preferred Shares of every other series (except for sinking funds or purchase funds established for a particular series) unless the resolution of the directors of the Corporation establishing any particular series shall expressly provide that such series shall be subordinate in any respect therein specified to any prior series of Second Preferred Shares theretofore issued and outstanding or to all or any subsequent series of Second Preferred Shares; provided, however, that no rights, privileges, restrictions or conditions attached to a series of Second Preferred Shares shall confer on shares of a series a priority in respect of voting, dividends or return of capital over shares of any other series of Second Preferred Shares that are then outstanding; and also provided that if any cumulative dividends or amounts payable on return of capital in respect of a series of Second Preferred Shares are not paid in full, the shares of all series of Second Preferred Shares shall participate rateably in respect of accumulated dividends and return of capital;

(d)	the Second Preferred Shares of each series shall rank junior to the First Preferred Shares of the Corporation but shall be entitled to preference over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the. Second Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, and may also be given such other preferences over the Common Shares of the Corporation and any other shares of the Corporation ranking junior to the Second Preferred Shares as may be fixed in the case of each such series;

(e)	subject to the provisions relating to any particular series theretofore issued and subject to the rights, restrictions, conditions and limitations attaching to the Second Preferred Shares as a class, Second Preferred Shares of any series may be made subject to redemption at such times and at such prices and upon such terms and conditions as may be specified in the preferences, rights, privileges, restrictions, conditions and limitations attaching to the Second Preferred Shares of such series as set forth in the said resolution of the directors of the Corporation. Second Preferred Shares redeemed or purchased by the Corporation shall either be cancelled or restored to the status of authorized but unissued, as determined by the directors;

(f)	Second Preferred Shares of any series shall not be redeemed nor shall any funds of the Corporation be applied in the purchase of Second Preferred Shares of any series, whether through the operation of a sinking fund, purchase fund or otherwise, unless at the time of such redemption or purchase all accrued and unpaid dividends, if any, on all outstanding Second Preferred Shares and any other shares of the Corporation ranking junior to the Second Preferred Shares with respect to priority in payment of dividends and in the distribution of assets in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, shall have been declared and paid, or funds in respect thereof set aside for that purpose;

(g)	the holders of the Second Preferred Shares shall not, as such, be entitled as of right to subscribe for or purchase or receive any part of any issue of shares or of bonds, debentures or other securities of the Corporation now or hereafter authorized except pursuant to conversion rights, if any, attaching to any of the Second Preferred Shares;

(h)	no class of shares may be created ranking as to return of capital or payment of dividends prior to, or on a parity with, the Second Preferred Shares without the approval of the holders of the Second Preferred Shares given as hereinafter specified;

(i)	the preferences, rights, privileges, conditions, restrictions, limitations and prohibitions attaching to the Second Preferred Shares as a class shall not be deleted or varied without, but may be deleted or varied with, the approval of the holders of the Second Preferred Shares given by a resolution passed by a majority of not less than two-thirds of the votes cast at a meeting duly called for that purpose and held upon not less than 21 days notice. On every poll taken at every such meeting, every holder of Second Preferred Shares shall be entitled to one vote in respect of each Second Preferred Share held. The formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the By-laws of the Corporation with respect to meetings of shareholders;

(j)	the holders of Second Preferred Shares, as such, shall not be entitled (except as provided in paragraph (i) and as hereinafter specifically provided) to receive notice of or to attend any meetings of the shareholders of the Corporation or to vote at any such meetings; provided however, that if from time to time or at any time eight quarterly, four semi-annual, or two annual dividends on the Second Preferred Shares of any one series shall remain unpaid whether or not consecutive and whether or not such dividends have been declared and whether or not there are any moneys of the Corporation properly applicable to the payment of dividends; thereafter so long as any dividends on any Second Preferred Shares remain in arrears, the holders of the Second Preferred Shares of all series shall be entitled, voting separately and exclusively as a class, to elect two members of the board of directors of the Corporation, and such rights shall continue until all arrears of dividends on all Second Preferred Shares shall have been paid. Notwithstanding anything contained in the By-laws of the Corporation, the term of office of all persons who may be directors of the Corporation at any time when the right to elect directors shall accrue to the holders of Second Preferred Shares as herein provided, or who may be appointed as directors thereafter and before a meeting of shareholders shall have been held, shall terminate upon the close of the next annual general meeting of shareholders following their election or at a general meeting of shareholders which may be held for the purpose of electing directors at any time after the accrual of such right to elect directors and which shall be called by the Secretary of the Corporation upon the written request of the holders of record of at least five (5%) percent of the outstanding Second Preferred Shares. In default of the calling of such general meeting by the Secretary within 15 days after the making of such request, such meeting may be called by any holder of record of Second Preferred Shares. Any vacancy or vacancies occurring among members of the board of directors elected to represent the holders of Second Preferred Shares in accordance with the foregoing provisions may be filled by the board of directors with the consent and approval of any remaining director elected to represent the holders of the Second Preferred Shares. Whether or not such vacancy or vacancies is or are so filled by the board of directors, the holders of record of at least five (5%) percent of the outstanding Second Preferred Shares shall have the right to require the Secretary of the Corporation to call a meeting of the holders of Second Preferred Shares for the purpose of filling the vacancy or vacancies or replacing all or any of the persons elected or appointed to fill such vacancy or vacancies and the provisions of the last preceding paragraph shall apply with respect to the calling of any such meeting. Notwithstanding anything contained in the By-laws of the Corporation: (i) upon any termination of the rights of the holders of the Second Preferred Shares to elect or appoint two members of the board of directors, the term of office of the directors elected or appointed to represent the holders of Second Preferred Shares shall forthwith terminate; and (ii) the holding of at least one Second Preferred Share shall be necessary to qualify a person for election or appointment as a director of the Corporation to represent the holders of Second Preferred Shares;

(k)	for the purpose of the foregoing provisions and the provisions of any particular series of Second Preferred Shares the expressions “accrued and unpaid dividends” and “accumulations” mean an amount computed at the rate of fixed cumulative dividends, if any, attaching to the Second Preferred Shares of a series as though dividends on such shares had been accruing on a day to day basis in accordance with the terms thereof to the date to which the computation of accrued and unpaid dividends is to be made, after deducting all dividend payments made on such Second Preferred Shares of such series to such date; and the expressions “in priority to”, “on parity with” and “junior to” have reference to the order of priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation or other distribution of its assets among its shareholders for the purpose of winding up its affairs, whether voluntary or involuntary; and

(l)	the provisions of paragraphs (a) to (k) hereof, inclusive, and the provisions of this paragraph (l) may be repealed, altered, modified, amended or amplified but only in accordance with any requirements of the Business Corporations Act (Alberta), or any Act of the said Province enacted in substitution therefor or in addition thereto applicable to the Corporation, and with any amendments to any such Act from time to time.

3.	The Common Shares shall have the following rights and restrictions:

(a)	the holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and shall be entitled to one vote for each Common Share held;

(b)	subject to the rights of the holders of the First Preferred Shares, the Second Preferred Shares and any other shares ranking in priority to the Common Shares, the holders of the Common Shares have the right to receive any dividend declared by the Corporation; and

(c)	subject to the rights of the holders of the First Preferred Shares, the Second Preferred Shares and any other shares ranking in priority to the Common Shares, the holders of the Common Shares have the right to receive the remaining property of the Corporation on dissolution.

SCHEDULE 2

1.	The by-laws of the Corporation, until replaced, amended or altered shall be the by-laws of Tesco Corporation.

2.	The directors of the Corporation may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

3.	Meetings of the shareholder(s) of the Corporation may be held at any place within Canada.